                                                                    Exhibit 2(g)


                                    SCHEDULES

                                       TO

                            ASSET PURCHASE AGREEMENT

                             DATED JANUARY 18, 2002

                                  BY AND AMONG

                           SPINNAKER INDUSTRIES, INC.,
                            SPINNAKER COATING, INC.,
                          SPINNAKER COATING-MAINE, INC.

                                       AND

                               SP ACQUISITION, LLC

         Unless otherwise indicated, the terms used herein have the meanings given to them in the Asset Purchase Agreement.

         Inclusion of an item in these Schedules or delivery of a document pursuant to these Schedules or the Asset Purchase Agreement is not an admission of materiality with respect to the item or document.

         Titles of Schedules used herein are for reference only and are not in lieu of their respective definitions in the Asset Purchase Agreement. Although information set forth in these Schedules specifically refers to the paragraph of the Asset Purchase Agreement to which such information is responsive, such information shall be deemed to have been disclosed with respect to any other paragraph of the Asset Purchase Agreement to the extent that such information in its context, without more, would clearly put the Buyer on notice of an exception to a representation or warranty set forth in such other paragraph of the Asset Purchase Agreement.

                                                                   Schedule 1(f)

                            TRANSAMERICA ENCUMBRANCES

Spinnaker Industries, Inc     Transamerica Business Credit Corporation,   Blanket Lien
Spinnaker Coating, Inc.       as Agent
Spinnaker Coating-Maine       9399 W. Higgins Rd.
                              Rosemont, IL 60018

                TRANSAMERICA ENCUMBRANCES RELATING TO REAL ESTATE

1. Open-End Mortgage, Assignment of Rents and Security Agreement for Brown-Bridge Industries, Inc. nka Spinnaker Coating, Inc., successor by merger, to Transamerica Business Credit Corporation, dated October 27, 1999, filed for record November 1, 1999 at 2:52:32 PM and recorded in Volume 1108, Page 124, Miami County, Ohio Records to secure the original principal amount of $3,135,000.00.

2. Financing Statement No. 57629 showing Spinnaker Coating, Inc., as debtor, and Transamerica Business Credit, as secured party, filed August 18, 1999 in Office of Recorder of Miami County, Ohio.

3. Financing Statement No. 57681 showing Spinnaker Coating, Inc., as debtor, and Transamerica Business Credit Corporation, as Agent, as secured party, filed August 30, 1999 in Office of Recorder of Miami County, Ohio.

4. 31. UCC-1 Financing Statement No. U-0058064 showing Spinnaker Coating, Inc., as Debtor, and Transamerica Business Credit Corporation, as Agent, as Secured Party, filed in Miami County, Ohio on November 1, 1999 at 2:55:11 PM.

                                                                Schedule 2(a)(i)

                             PERMITTED ENCUMBRANCES

DEBTOR                                   SECURED PARTY                               COLLATERAL DESCRIPTION
------                                   -------------                               ----------------------
Spinnaker Coating, Inc.                  Pace Local 1-1069                           Assets of SCMI located in Maine.
                                         c/o Jonathan S.R. Beal, Esq.                (State of Maine Superior Court
                                         482 Congress Street                         Civil Action
                                         Portland, ME 04101                          Order Approving Second Motion
                                                                                     for Attachment and Trustee
                                                                                     Process - $118,500)

Spinnaker Coating, Inc                   Tennant Financial Services                  Equipment
                                         4333 Edgewood Rd.
                                         Cedar Rapids, IA 52441

Spinnaker Coating, Inc                   Crown Credit Company                        Equipment and Lift Truck
                                         40 S. Washington St.
                                         New Bremen, OH 45869

Spinnaker Coating, Inc.                  Leasing One Corporation                     Equipment
                                         P.O. Box 309
                                         Frankfurt, KY  40602

Spinnaker Coating, Inc                   Hewlett-Packard Company                     Equipment
                                         Finance & remarketing Division
                                         20 Perimeter Summit Blvd.
                                         Atlanta, GA 30319

                 PERMITTED ENCUMBRANCES RELATING TO REAL ESTATE

1. Taxes and assessments for the tax year 2002, which are a lien, but not yet due or payable and subsequent years.

2. Title to that portion of the property within the bounds of any roads or highways.

3. Any inaccuracy in the specific quantity of acreage contained on any survey, if any, or contained within the legal description of premises insured herein.

4. Easement rights retained by the public utility and/or railroads, pursuant to Ohio Revised Code Section 723.041.

                                                         Schedule 2(a)(i) cont'd

5. Right of way and easement for water line granted to the City of Troy, Ohio by instrument dated April 7, 1971, filed April 26, 1971 at 2:50 PM and recorded in Deed Book 480, Page 80 (As to Inlot 7827).

6. Sewer easement granted to the City of Troy, Ohio, by instrument dated July 21, 1939, filed July 24, 1939 at 11:20 AM and recorded in Miscellaneous Record 6, Page 106 (As to Inlot 7827).

7. Right of way and easement for the transmission and/or distribution of electric energy, including underground facilities, if any, granted to The Dayton Power and Light Company by instrument dated March 31, 1981, filed April 30, 1981 at 11:03 AM and recorded in Deed Book 556, Page 413 (as to Inlot 6892).

8. Easement for the construction, operation, maintenance, repair, replacement, or removal of water, sewer, gas, electric, or other utility line or services and for the express privilege of removing any and all trees or other obstructions to the free use of said utilities and for providing of ingress and egress to the property for said purposes as shown on the plat of Miami County Industries Park-Section 2 as recorded in Plat Book "12", Page 137 (As to Inlot 6892).

9. Building restriction line of 30 feet from Marybill Drive as shown on the recorded plat of Miami County Industrial Park-Section 2 as recorded in Plat Book "12", Page 137 and Miami County Industrial Park-Section 3 as recorded in Plat Book "13", Page 137 (As to Inlots 6892 and 7112).

10. Reservation of easements for utility installation and maintenance (and drainage) affecting the Westerly (rear) 20 feet, Southerly 10 feet and Easterly 10 feet of caption premises, as shown on the recorded plat of Miami County Industrial Park-Section 2 as recorded in Plat Book "12", Page 137 (As to Inlot 6892).

         Drainage Note: The City of Troy does not accept for maintenance any unpaved areas within any open storm drainage easements shown on this plat, and is not obligated to maintain or repair any unpaved channels or slopes in said easements. The easement area of each lot and all improvements in it, excepting concreted or paved areas as required by City of Troy standards, shall be maintained continuously by the owner of the Lot. Within these easements no structure, planting, fencing, culvert or other materials shall be placed or permitted to remain which may obstruct, retard, or change direction of water flow through the drainage channel in the easement.

         NOTE: Building, gravel, asphalt paving and concrete dock and wire fence on the insured premises encroaches on said easements as shown on Plat of Survey by Henry L. Toedtman, Ohio Registered Surveyor No. 7937 (Shaw, Weiss & DeNaples Job No. S4155) dated September 17, 1999.

                                                         Schedule 2(a)(i) cont'd

11. Reservation of easements for utility installation and maintenance (and drainage) affecting the Westerly (rear) 20 feet, Northerly 10 feet and Easterly 10 feet of caption premises, as shown on the recorded plat of Miami County Industrial Park-Section 3 as recorded in Plat Book "13", Page 137 (As to Inlot 7112).

         Drainage Note: Same as No. 11 above.

         NOTE: Fence on the insured premises encroaches on said easement as shown on Plat of Survey by Henry L. Toedtman, Ohio Registered Surveyor No. 7937 (Shaw, Weiss & DeNaples Job No. S4155) dated September 17, 1999.

12. Restrictions contained on the recorded plat of Miami County Industrial Park-Section 3 as recorded in Plat Book 13, Page 137 of Miami County records are as follows: "The Restrictive Covenants and Development Standards for this development shall be the same as shown on Miami County Industrial Park-Section 1, which is filed in Miami County Recorder's Record of Plat Book 12, Pages 48 and 48A (As to Inlot 7112).

13. Restrictions appearing of record in Deed Book 605, Page 890 (As to Inlot 7112).

14. Possible easement for Electric Tower as shown on Plat of Survey by Henry L. Toedtman, Ohio Registered Surveyor No. 7937 (Shaw, Weiss & DeNaples Job No. S4155) dated September 17, 1999 (As to Inlot 7827).

15. Encroachment by Concrete/waste water pretreatment aeration tank upon premises adjacent to the North as shown on Plat of Survey by Henry L. Toedtman, Ohio Registered Surveyor No. 7937 (Shaw, Weiss & DeNaples Job No. S4155) dated September 17, 1999 (As to Inlot 7827).

16. Possible easement for Overhead Electric affecting insured premises as shown on Plat of Survey by Henry L. Toedtman, Ohio Registered Surveyor No. 7937 (Shaw, Weiss & DeNaples Job No. S4155) dated September 17, 1999 (As to Inlot 7827).

17. Easement for Storm Drain pursuant to ORC 723.041 affecting insured premises as shown on Plat of Survey by Henry L. Toedtman, Ohio Registered Surveyor No. 7937 (Shaw, Weiss & DeNaples Job No. S4155) dated September 17, 1999 (As to Inlot 7827).

18. Easement for water main pursuant to ORC 723.041 affecting insured premises as shown on Plat of Survey by Henry L. Toedtman, Ohio Registered Surveyor No. 7937 (Shaw, Weiss & DeNaples Job No. S4155) dated September 17, 1999 (As to Inlot 7827).

19. Possible easement for Sanitary Sewer affecting insured premises as shown on Plat of Survey by Henry L. Toedtman, Ohio Registered Surveyor No. 7937 (Shaw, Weiss & DeNaples Job No. S4155) dated September 17, 1999 (As to Inlot 7827).

                                                         Schedule 2(a)(i) cont'd

20. Encroachment by wrought iron fence appurtenant to insured premises onto property adjoining on the South as shown on Plat of Survey by Henry L. Toedtman, Ohio Registered Surveyor No. 7937 (Shaw, Weiss & DeNaples Job No. S4155) dated September 17, 1999 (As to Inlot 330).

21. Encroachment by sign post appurtenant to insured premises onto Marybill Drive as shown on Plat of Survey by Henry L. Toedtman, Ohio Registered Surveyor No. 7937 (Shaw, Weiss & DeNaples Job No. S4155) dated September 17, 1999 (As to Inlot 6892).

22. Possible easement for electric and telephone affecting insured premises as shown on Plat of Survey by Henry L. Toedtman, Ohio Registered Surveyor No. 7937 (Shaw, Weiss & DeNaples Job No. S4155) dated September 17, 1999 (As to Inlot 6892).

23. Encroachment of wire fence by property adjoining on the west affecting insured premises as shown on Plat of Survey by Henry L. Toedtman, Ohio Registered Surveyor No. 7937 (Shaw, Weiss & DeNaples Job No. S4155) dated September 17, 1999 (As to Inlots 6892 and 7112).

24. Financing Statement No. 52672 showing Brown-Bridge Industries, Inc., as debtor, and First Capital Leasing, as secured party, filed September 25, 1997 in Office of Recorder of Miami County, Ohio.

25. Financing Statement No. 55890 showing Spinnaker Coating, Inc., as debtor, and Crown Credit Company as secured party, filed December 1, 1998 in Office of Recorder of Miami County, Ohio.

26. Financing Statement No. 56233 showing Spinnaker Coating, Inc., as debtor, and Crown Credit Company as secured party, filed January 15, 1999 in Office of Recorder of Miami County, Ohio.

27. Financing Statement No. 57073 showing Spinnaker Coating, Inc., as debtor, and Hewlett-Packard Company Finance & Remarketing Division, as secured party, filed May 27, 1999 in Office of Recorder of Miami County, Ohio.

                                                            Schedule 2(a)(xviii)

                      DESCRIPTION OF OTHER ACQUIRED ASSETS

SPINNAKER COATING, INC. (TROY, OHIO)

Real Property Located in Troy

         Plant 1: 518 East Water Street, Troy, Ohio, 45373
         Plant 2: 130 Mary-bill, Troy, Ohio 45373

Personal Property
         Petty Cash
         Cash in Bank Accounts
         Apartment Deposit
         Deposit with Ohio Bureau of Workers Compensation
         Trade Accounts Receivable
         Miscellaneous Receivables
         All Rights to That Certain Agreement Dated August 3, 1999 By and Between Ivex
Packaging Corporation and SCI
         All Patents listed on Schedule 7(h) hereof
         Furniture, Fixtures, Office and Lab Equipment
         Machinery & Equipment, Computer Hardware & Software
         All Inventory, No Matter Where Located
         Benefits of Prepaid Expenses
         Educational Loans Receivable
         Trade Name

SPINNAKER COATING-MAINE, INC.

Real Property

         None

Personal Property

         Cash in Bank Accounts
         Dental Claims Deposits
         Trade Accounts Receivable
         All Rights Under that Certain Asset Purchase Agreement Dated May 14 2001 By and Among Avery Dennison Corporation, SCMI and SCI Furniture, Fixtures, Machinery and Equipment
         All Inventory, No Matter Where Located
         Trade Name

SPINNAKER INDUSTRIES, INC.

Real Property

         None

                                                     Schedule 2(a)(xviii) cont'd

Personal Property

         Cash in Bank Accounts
         Benefit of Prepaid Insurance
         Trade Name

SPINNAKER ELECTRICAL TAPE COMPANY

Personal Property

         Trade Name

                                                                   Schedule 3(c)

                          ALLOCATION OF PURCHASE PRICE

                        In accordance with Section 3(c).

                                                                Schedule 3(d)(i)

                     TARGET STATEMENT OF NET WORKING CAPITAL
                             AS OF FEBRUARY 28, 2002

CURRENT ASSETS

Accounts Receivable (net)                                   $12,547,000
Inventory (net)                                              14,351,000
Prepaid and Other Current Assets                                 65,000
                                                            -----------

                      Total Current Assets                                $26,963,000


CURRENT LIABILITIES

Accounts Payable                                            $ 4,400,000
Accrued Liabilities                                           3,461,000
Working Capital Revolver                                     15,902,000
                                                            -----------

                      Total Current Liabilities                           $23,763,000
                                                                          -----------

                           Target Net Working Capital                     $ 3,200,000
                                                                          ===========

                                                               Schedule 4(b)(ii)

           ASSUMED PREPETITION LIABILITIES RELATED TO CUSTOMER CLAIMS
             AND REBATES, TAXES AND EMPLOYEE BENEFITS TO THE EXTENT APPROVED BY THE COURT AND NOT SATISFIED BEFORE CLOSING

         Liability                                          Amount Assumed

         Accrued Customer Claims & Rebates                  $        955,000

         Accrued Real Estate and Personal Property Taxes             103,000

         Accrued Employee Benefits                                 1,535,000
                                                            ----------------

                        Total                               $      2,593,000
                                                            ================

                                                               Schedule 4(b)(iv)

                       ADDITIONAL PRE-PETITION LIABILITIES

         Liability                                          Amount Assumed

         Utilities                                          $        350,000

         xpedx                                                       850,000

         Freight                                                     350,000

         Critical Vendor Contracts                                   425,000

         Reclamation Claims                                          500,000
                                                            ----------------

                  Total                                     $      2,475,000
                                                            ================

                                                                   Schedule 7(b)

                           CONFLICTS/CONSENTS: SELLERS

                                      None.

                                                                   Schedule 7(d)

                     EXECUTORY CONTRACTS; ASSIGNED CONTRACTS

AT&T                                     Service Agreement - Webhosting
Suite 1800                               Purchaser
1 First National Plaza
Dayton, OH  45402

AT&T                                     Service Agreement - Internet Access
Suite 1800                               Purchaser
1 First National Plaza
Dayton, OH  45402

AT&T                                     Service Agreement - 1-800 Numbers
Suite 1800                               Purchaser
1 First National Plaza
Dayton, OH  45402

AT&T                                     Service Agreement - VPN Access
Suite 1800                               Purchaser
1 First National Plaza
Dayton, OH  45402

Ahlfeld, Kevin W.                        Employment Contract
518 East Water Street                    Employer
Troy, OH  45373

Ahlfeld, Kevin W.                        Severance Agreement
518 East Water Street                    Employer

Troy, OH  45373
Ahlfeld, Kevin W.                        Special Compensation Agreement
518 East Water Street                    Employer
Troy, OH  45373

Beigie, Christopher                      Severance Agreement
518 East Water Street                    Employer
Troy, OH  45373

Bode Finn                                Commercial Lease Agreement -
3480 Spring Grove Avenue                 Industrial Trash Compactor, Located
Cincinnati, OH  45223                    at Plant 2 (Lease is Capitalized)
                                         Lessee

Brennan, Joseph                          Special Compensation Agreement
518 East Water Street                    Employer
Troy, OH  45373

Caldabaugh, Karl C.                      Severance Agreement
518 East Water Street                    Employer
Troy, OH  45373

Catanzaro, Vincent A.                    Employment Agreement
518 East Water Street                    Employer
Troy, OH  45373

                                                            Schedule 7(d) cont'd

Citicapital Commercial Corp.             Lift Truck Lease - Model #GC25HP,
P.O. Box 410587                          LP, S/N 4EM91758
Kansas City, MO  64141-0587              Lift Truck Lease - Model #GC25HP,
                                         LP, S/N GC254EM91891 Lift Truck Lease -
                                         Model #GC25HP, LP, S/N GC254EM91890
                                         Lift Truck Lease - Model #GC24HP, S/N
                                         4EM92010 Lift Truck Lease - Model
                                         #GC25HP, S/N 4EM92001 Lessee

Converters Express, Inc.                 Service Contract - Third Party
18808 142nd Avenue, N.E.                 Slitting and Distribution
Building B - Suite 1                     Purchaser
Woodinville, WA  68072

Crown Credit Company                     Lift Truck Lease - Crown
P.O. Box 640352                          RR5020-45TT-240 Lift Truck, S/N
Cincinnati, OH  45264-0352               1A2202304
                                         Lessee
Drotleff, Andrew                         Commission Agreement
518 East Water Street                    Employer
Troy, OH  45373

Dunsirn Industries                       Service Contract - Third Party
9292 9th Street                          Slitting and Distribution
Rancho Cucamonga, CA  91730              Purchaser

Dunsirn Industries                       Service Contract - Third Party
318 Griffith Rd.                         Slitting and Distribution
Chicopee, MA  01022                      Purchaser

Dunsirn Industries                       Service Contract -Third Party
13715 Mt. Andersen Street                Slitting and Distribution
Reno, NV  89506                          Purchaser

Dunsirn Industries                       Service Contract - Third Party
200 Citation Court                       Slitting and Distribution
Greensboro, NC  27409                    Purchaser

Dunsirn Industries                       Service Contract - Third Party
2415 Industrial Drive                    Slitting and Distribution
Neenah, WI  54956                        Purchaser

                                                            Schedule 7(d) cont'd

Enterprise Fleet Services                Company Fleet Lease - Plant #1 Van,
8200 John Carpenter Freeway              1987 Ford Van, Unit #627907
Dallas, TX  75247                        Company Fleet Lease - Joe Brennan,
                                         1997 Buick LeSabre, Unit #GJ2183
                                         Company Fleet Lease - Plant #2 Car,
                                         1992 Ford Taurus, Unit #G27889 Company
                                         Fleet Lease - Maria Carson, 1997 Chevy
                                         Lumina, Unit #GE0112 Company Fleet
                                         Lease - Andy Drotleff, 1999 Pontiac
                                         Grand Prix, Unit #GJ4361 Company Fleet
                                         Lease - Plant #1 Company Car, 1999 Ford
                                         Taurus, Unit #GJ4436 Company Fleet
                                         Lease - Barry Jones, 2000 Chevy Impala,
                                         Unit #GL7668 Company Fleet Lease - Mark
                                         Mudgett, 2000 Ford Taurus, Unit #GQ7837
                                         Company Fleet Lease - Mark Mudron, 2001
                                         Pontiac Grand Prix, Unit #GQ7858
                                         Company Fleet Lease - Vince McMullin,
                                         2001 Pontiac Grand Prix, Unit #GQ7861
                                         Company Fleet Lease - Phil Brotzman,
                                         2000 Dodge Intrepid, Unit #GQ7936
                                         Company Fleet Lease - Keith McNair,
                                         2001 Pontiac Grand Prix, Unit #GQ8125
                                         Company Fleet Lease - Shawn Paul, 2001
                                         Dodge Intrepid, Unit #GV4451 Lessee

Enterprise Fleet Services                Service Agreement - Maintenance and
8200 John Carpenter Freeway              Tire Management for Enterprise Fleet
Dallas, TX  75247                        Purchaser.

General Electric Silicones               Purchase Agreement - Silicones for
Building 80                              #20 Coater @ Plant 2.
260 Hudson River Rd.                     Purchaser
Waterford, NY  12188

Genuity Solutions                        Service Agreement - Webhosting and
P.O. Box 101337                          Internet Access (To Be Replaced With
Atlanta, GA  30392-1337                  AT&T Agreements)
                                         Purchaser

P.H. Glatfelter Company                  Rebate Program - Rebates on Postage
Corporate Headquarters                   Materials, Flourescents and Label Mat
Spring Grove, PA  17362                  Purchaser

Gomez, Debra S.                          Employment Contract
518 East Water Street                    Employer
Troy, OH  45373

                                                            Schedule 7(d) cont'd

Gustafson, David                         Employment Contract
518 East Water Street                    Employer
Troy, OH  45373

Gustafson, David                         Severance Agreement
518 East Water Street                    Employer
Troy, OH  45373

Hewlett-Packard Company                  Operating Lease - Network Server
Finance & Remarketing Division           Lessee
20 Perimeter Summit Blvd.
Atlanta, GA  30319

Interstate Gas Supply                    Purchase Agreement - Natural Gas
P.O. Box 20456                           Purchasing Agreement
Columbus, OH  43220                      Purchaser

Jones, Barry                             Commission Agreement
518 East Water Street                    Employer
Troy, OH  45373

Merritt, Cindy                           Special Compensation Agreement
518 East Water Street                    Employer
Troy, OH  45373

Montco, Inc.                             Service Contract - Third Party
556 Columbia Drive                       Slitting and Distribution
Carrollton, GA  30117                    Purchaser

P.I.C. Industries, Inc.                  Service Contract - Third Party
1851 Dawns Way                           Slitting and Distribution
Fullerton, CA  92631                     Purchaser

Pagell Corporation                       Service Contract - Third Party
74 Lowland Street                        Slitting and Distribution
Holliston, MA  01746                     Purchaser

Pitney Bowes                             Contract - Postage Machine
1 Kohnle Drive                           Purchaser
Miamisburg, OH  45342

Pressure Sensitive Materials, Inc.       Service Contract - Third Party
D.B.A. Presscut                          slitting and Distribution
13725 Maine Street                       Purchaser
Lemont, IL  60439

QAD Inc.                                 Maintenance Agreement - QAD Software
10,000 Mid-Atlantic Drive                Purchaser
Suite 200 East
Mt. Laurel, NJ  08054

Riley, Brad                              Severance Agreement
518 East Water Street                    Employer
Troy, OH  45373

Schiller, Perry J.                       Employment Contract
518 East Water Street                    Employer
Troy, OH  45373

Schiller, Perry J.                       Severance Agreement
518 East Water Street                    Employer
Troy, OH  45373

Schiller, Perry J.                       Special Compensation Agreement
518 East Water Street                    Employer
Troy, OH  45373

Smith III, Arthur W.                     Employment Contract
518 East Water Street                    Employer
Troy, OH  45373

                                                            Schedule 7(d) cont'd

Smith III, Arthur W.                     Severance Agreement
518 East Water Street                    Employer
Troy, OH  45373

Smith III, Arthur W.                     Special Compensation Agreement
518 East Water Street                    Employer
Troy, OH  45373

Solutia Inc.                             Purchase Agreement - Acrylic
500 Park Boulevard                       Emulsions (B-122)
Suite 500                                Purchaser
Itasca, IL  60143-2657

Verizon Wireless                         Maintenance Agreement - Cellular
FLG-510                                  Phones
P.O. Box 110                             Purchaser
Tampa, FL  33601

Waco Warehouse                           Operating Lease - Month-to-Month
1250 Archer Drive                        Agreement (Inventory Storage, Paid
Troy, OH  45373                          Monthly, Based on Volume in
                                         Inventory)
                                         Lessee

Wagner, Mark J.                          Employment Contract
518 East Water Street                    Employer
Troy, OH  45373

Wagner, Mark J.                          Severance Agreement
518 East Water Street                    Purchaser
Troy, OH  45373

Wagner, Mark J.                          Special Compensation Agreement
518 East Water Street                    Employer
Troy, OH  45373

Wausau-Mosinee                           Purchase Agreement - 42# and 53#
515 W. Davenport Street                  Liner
Rhinelander, WI  54501                   Purchaser

Wright Express Fleet Fueling             Contract - Monthly Fueling Contract
P.O. Box 390024                          for Leased Vehicles
Boston, MA  02241-0924                   Purchaser

Dunsirn Industries                       Service Contract - Third Party
9292 9th Street                          Slitting and Distribution
Rancho Cucamonga, CA  91730              Purchaser

Dunsirn Industries                       Service Contract - Third Party
318 Griffith Road                        Slitting and Distribution
Chicopee, MA  01022                      Purchaser

Dunsirn Industries                       Service Contract - Third Party
13715 Mt. Andersen Street                Slitting and Distribution
Reno, NV  89506                          Purchaser

Dunsirn Industries                       Service Contract - Third Party
200 Citation Ct.                         Slitting and Distribution
Greensboro, NC  27409                    Purchaser

Dunsirn Industries                       Service Contract - Third Party
2415 Industrial Drive                    Slitting and Distribution
Neenah, WI  54956                        Purchaser

                                                            Schedule 7(d) cont'd

                                         Operating Lease - Month-to-Month
Fore River Dist.                         Agreement (Inventory Storage, Paid
217 Read Street                          Monthly, Based on Volume in
Portland, ME  04103                      Inventory)
                                         Lessee

Land Reclamation, Inc.                   Operating Lease - Storage/Warehouse
84 Warren Avenue                         Space (to Expire 12/31/2001)
Westbrook, ME  04092                     Lessee

M&S Transport, Inc.                      Service Contract - Third Party
Route One North                          Distribution
Watseka, IL  60970                       Purchaser

Montco, Inc.                             Service Contract - Third Party
565 Columbia Drive                       Slitting and Distribution
Carrollton, GA  30117                    Purchaser

National Distribution Center, Inc.       Service Contract - Third Party
D.B.A. Vineland Construction Company     Distribution
905 Avenue T, Suite 312                  Purchaser
Grand Prairie, TX  75050

Nexus Distribution Corp.                 Service Contract - Third Party
550 Albion Avenue                        Distribution
Schaumburg, IL  60193                    Purchaser

Northland Industrial Truck               Lift Truck Lease - Yale Lift Truck
P.O. Box 845534                          (S/N B818D03359W)
Boston, MA  02284-5534                   Lift Truck Lease - Yale Lift Truck
                                         (S/N E187V09443W)
                                         Lift Truck Lease - Yale Lift Truck
                                         (S/N E187V09444W)
                                         Lessee

Pressure Sensitive Materials, Inc.       Service Contract - Third Party
D.B.A. Presscut                          Slitting and Distribution
13725 Maine Street                       Purchaser
Lemont, IL  60439

Sappi  Fine Paper North America          Lease and Purchase Agreement - $1.00
225 Franklin Street                      By-Back
Boston, MA  02101

Sandra Reid                              Employment Arrangement

                                                                Schedule 7(e)(i)

                               AUDITED FINANCIALS

                          Previously provided to Buyer.

                                                               Schedule 7(e)(ii)

                              CURRENT BALANCE SHEET

SPINNAKER COATING, INC. AND SPINNAKER COATING-MAINE, INC.

September 30, 2001
$000

Prepared consistently with year end audited financial statements (except with respect to the exclusion of Entoleter, Inc., Spinnaker Industries, Inc. and Spinnaker Electrical Tape Company, which were included in the year end audited financial statements).

Does not consider the effects of the Companies' chapter 11 bankruptcy filing.

                                                  SEPT. 30, 2001
                                                   ------------
ASSETS
  Current assets
   Cash and cash equivalents                                 --
   Accounts receivable, net                              12,532
   Inventories                                           16,024
   Prepaid expenses and other                                71
   Deferred income taxes                                     --
                                                   ------------
  Total current assets                                   28,627

  Property, plant and equipment
   Land                                                     390
   Buildings and improvements                             5,384
   Machinery and equipment                               26,375
                                                   ------------
                                                         32,149

  Accumulated Depreciation                              (17,518)
                                                   ------------
                                                         14,631

  Goodwill, net                                             659
  Investment in subsidiaries                                 --
  Intercompany accounts                                   4,670
  Other assets                                              390
                                                   ------------
Total assets                                       $     48,977
                                                   ============

                                                        Schedule 7(e)(ii) cont'd

           SPINNAKER COATING, INC. AND SPINNAKER COATING-MAINE, INC.

SEPTEMBER 30, 2001

$000

Liabilities and stockholders' equity
   Current liabilities
     Accounts payable                                         $      7,145
     Accrued liabilities                                             4,941
     Accrued FIT                                                        --
     Current portion long term debt                                      5
     Working capital revolver                                       21,748
     Other current liabilities                                          --
                                                              ------------
   Total current liabilities                                        33,839

   Long term debt, less current portion                             10,104
   Notes, 10-3/4%                                                       --
   Intercompany                                                     71,830
   Deferred income taxes                                                --
   Pension liability and OPEB                                        1,364

   Stockholder's equity

     Common stock                                                       11
     Additional paid in capital                                      7,786
     Retained earnings                                             (75,957)
     Minimum pension liability                                          --
     Less: Treasury stock                                               --
                                                              ------------
   Total stockholders' equity                                      (68,160)
                                                              ------------
Total liabilities and stockholders' equity                    $     48,977
                                                              ============

                                                                   Schedule 7(f)

                                    EQUIPMENT

Note: Does not include equipment of SCMI which Sellers owned as of September 30 and subsequently sold, with all proceeds then used to repay the Working Capital loan.

Equipment:

All signs.

All coating machinery including Coaters 2, 4, 17, 18, 19 and 20.
All adhesive and silicone storage and delivery systems.
All drying equipment.

All slitting and rewinding equipment.
All sheeting and packaging equipment.

All material handling equipment including, but not limited to, conveyors, lift tables and lift trucks.
All storage racks.
All tools, operating supplies and spare parts.

All quality control equipment.

All laboratory equipment.

All sprinkler and fire protection systems.
All heating and air conditioning equipment.
All pollution control equipment.

All office furniture and equipment including, but not limited to, desks, chairs, tables, copiers, carpeting and displays.

All computer equipment and software including, but not limited to, personal computers, printers, scanners, networking equipment, disk drives, tape drives, docking stations, modems and engineering CAD systems.
All telephone and other communications equipment.
All vehicles, including, but not limited to, company cars and trucks.

All other Equipment owned by Sellers necessary or used to operate the Business as it has been operated prior to the date hereof.

                                                                   Schedule 7(h)

                              INTELLECTUAL PROPERTY


         COUNTRY         REFERENCE#           TYPE            FILED         SERIAL#           ISSUED         PATENT#        STATUS
------------------------------------------------------------------------------------------------------------------------------------
RELEASABLE ADHESIVE
SHEET MATERIAL

CANADA                   P29727CA0            CEQ           5/23/1984       454,922         12/28/1988      1,247,462       ISSUED
UNITED STATES            P29727US1            CIP            7/1/1985      06/750,827       12/30/1986      4,632,872       ISSUED
UNITED STATES            P29727US2            DIV            6/5/1986      06/871,636       10/6/1987       4,698,248       ISSUED

AN IMPROVED SPLICE

UNITED STATES            P29728US0            NEW           11/4/1993      08/148,766       12/5/1995       5,472,755       ISSUED


         COUNTRY         REFERENCE#          FILED            APPL#          REGDT             REG#         STATUS        CLASSES
------------------------------------------------------------------------------------------------------------------------------------
BROWN-BRIDGE

United States            T29704US0          8/14/1978       73/181,923     6/23/1981        1,158,085      REGISTERED         17

CLIMATIZED

CANADA                   T29701CA0          4/28/1977        410,113       4/17/1981          257987       REGISTERED         N/A

FLATOUT

UNITED STATES            T29707US0           9/2/1982       73/383,343     5/17/1983        1,238,344      REGISTERED

                                                            Schedule 7(h) cont'd

PANCAKE
CANADA                   T29718CA0       1/31/1969        319,449            8/28/1970        170,814          REGISTERED       N/A
GERMANY                  T29721DE0       5/13/1969     B42 316/16 WZ         7/23/1970        871,189          REGISTERED       16
UNITED KINGDOM           T29722GB0       9/25/1968        931,433            5/9/1969         931,433          REGISTERED       16
UNITED STATES            T29708US0      11/16/1967      72/284,988           2/4/1969         864,562          REGISTERED

PANCAKE PLUS

AUSTRALIA                T29717AU0      10/11/1982       A 382359            6/5/1986         A382359          REGISTERED       16
UNITED KINGDOM           T29723GB0       2/25/1981       1,149,469          10/18/1984       1,149,469         REGISTERED       16

QUICKETT

UNITED STATES            T29709US0       7/13/1981      73/318,600           1/11/1983       1,223,405         REGISTERED

RED STREAK

UNITED STATES            T29710US0                                           3/20/1956        623,321
UNITED STATES            T29971US0       2/23/1998      75/438,928          10/31/2000       2,398,931         REGISTERED       17

SATIN-L

UNITED STATES            T29711US0      12/21/1979        243,757            8/25/1981       1,166,487         REGISTERED       16

STRIP-RITE

UNITED STATES            T29712US0       8/25/1977      73/138,876           4/11/1978       1,089,193         REGISTERED

STRIP-TAC

UNITED STATES            T29972US0       2/23/1998      75/439,100          12/14/1999       2,299,417         REGISTERED       16

                                                            Schedule 7(h) cont'd


STRIP-TAC PLUS

UNITED STATES            T29714US0        4/14/1983          73/421,671         5/22/1984        1,278,934           REGISTERED

TANDA-TAC

UNITED STATES            T29715US0         5/2/1983          73/424,230         5/1/1984         1,276,117           REGISTERED


MATERIAL SOFTWARE LICENSES

Licensor                                          Product
--------                                          -------

IBM International Passport Agreement              Lotus Notes System

qad, inc.                                         Information management system

                                                                   Schedule 7(i)

                              COMPLIANCE WITH LAWS

                                      None.

                                                                   Schedule 7(k)

                                     PERMITS

AIR PERMITS

PLANT #1
FACILITY SOURCE ID#0855140083

Permit-to-Operate Permits                Expires
-------------------------                -------
#5 Coater                                 02/05
#2 Coater                                 02/05

Registration Status Permits             Date Reg.
---------------------------             ---------
Safety-Kleen Degreaser                 10/29/1991
Tank T-3 (Recovered Toluene)           6/10/1988
Tank T-2 (Methanol)                    3/17/1989
Tank T-1 (New Toluene)                 3/17/1989
Holding Tank 6A                        4/7/1989
Holding Tank 6B                        4/7/1989
Coater #4 Emulsion Coating             7/11/1986
Leffel Boiler #4                       12/27/1979
Bryan Model L-56 Boiler                12/27/1979
Leffel Boiler #2                       12/27/1979
Leffel Boiler #3                       12/27/1979

PLANT #2
FACILITY SOURCE ID#0855140350

Permit-to-Operate Permits                            Expires
-------------------------                            -------
#20 Coater                                          12/11/2006

Registration Status Permits                          Dates Reg.
---------------------------                          ----------
#19 Coater, Flexo Printer                            10/24/1986
#17 Coater, Hot Melt                                 11/28/1986

WATER DISCHARGE PERMITS
PLANT #1

Regulator                                  Expires
---------                                  -------
Ohio EPA                                   01/31/04

PLANT #2
Regulator                                  Expires
---------                                  -------
Ohio EPA                                   Expired

                                                            Schedule 7(k) cont'd

Notes:
-----
1. Currently, Plant #1 is operating its air contaminant sources pursuant to state permits to operate. However, Plant: #1 (Facility 0855140083) made a timely application for a Title V permit. A draft Title V permit and a proposed Title V permit have been issued. Ohio EPA's local air agency -- the Regional Air Pollution Control Agency (RAPCA) -- informed Spinnaker personnel recently that the issuance of the final Title V permit would occur by the end of February 2002. The new Title V permit will be readily transferable to the purchaser of Spinnaker's assets pursuant to the administrative permit amendment provisions in O.A.C. 3745-77.

2. Plant #1 discharges non-contact cooling water and storm water pursuant to NPDES permit No. 11FOO009*ED/OH0010626. The permit expired on January 31, 1999. However, timely application for its renewal was made by Spinnaker personnel prior to January 31, 1999, and Spinnaker considers the permit to be in force. However, Ohio EPA has not acted upon the application, Spinnaker representatives are communicating with Ohio EPA personnel in the Division of Surface Water to confirm the status of the permit. Spinnaker has continued to comply with all terms and conditions of the permit, including sampling and the submission of discharge monitoring reports.

3. Plant #2 discharges storm water only pursuant to a state general surface water discharge permit. Spinnaker's discharge of storm water was covered under Ohio's general permit through August 2000. On August 1, 2000, Ohio's general permit was renewed by U.S. E PA and a new Notice of Intent (NOI) to be covered under that permit had to be submitted. To date, Spinnaker has not submitted the NOI.

EXCLUDED PERMITS
All operating permits associated with Spinnaker Coating - Maine, Inc.

                                                                   Schedule 7(l)

                              ENVIRONMENTAL MATTERS

1. In 1994, SCI purchased the assets of the Brown-Bridge operation of Kimberly-Clark Corporation ("K-C"). Prior to closing the transaction, SCI conducted environmental due diligence to evaluate the assets. Due diligence revealed petroleum-based solvent contamination in soil and ground water on the site. K-C covenanted to remediate the soil and ground water contamination after the closing, and began its remedial activities in the spring of 1995. To date, most remedial goals for the contaminants have been achieved, with the exception of ground water remedial goals for vinyl chloride and trichloroethene. Accordingly, K-C continues to pump and treat groundwater pursuant to an administrative order issued by the Director of Ohio EPA in March 2001.

2. As part of its 1994 pre-acquisition due diligence, SCI conducted an asbestos survey of the Plant 1 facility. As a result of the survey, SCI and K-C negotiated an arrangement whereby K-C agreed to remove asbestos-containing materials in certain portions of the facility. K-C properly completed that work. Asbestos containing material remains in other locations of the facility, which, to the best of Seller's knowledge, is intact and does not pose a risk to human health.

                                                                   Schedule 7(m)

                                EMPLOYEE MATTERS

LIST OF EMPLOYEES NOT GOVERNED BY COLLECTIVE BARGAINING AGREEMENTS:

EMPLOYEE                              DOH               JOB TITLE
--------                              ---               ---------

AHLFELD, KEVIN                      01/19/98      VICE PRESIDENT MERCH
ALLEN, PHYLLIS                      12/15/75      SHIFT MANAGER
BACH, WILLIAM                       10/03/94      CREDIT & COL COOR
BAKER, GEORGIA                      02/19/79      SR RESEARCH TECH
BAKER, LISA                         03/19/79      MARKET SPECIALIST-GO
BEAM, BRIAN                         12/01/01      INFO SYSTEMS SPEC
BERGQUIST, ANGELA                   06/30/97      INFO SYSTEMS SPEC
BLASZKIEWICZ, BRIAN                 08/25/97      PROCESS ENGINEER
BRENNAN, JOSEPH                     07/16/01      SR REGIONAL SALES MG
BRESSLER, MICHELLE                  01/02/01      BUSINESS DEVELOPMENT
BRICKER, TONI                       12/26/84      EXECUTIVE ADMINISTRA
BROOKHART, PAMELIA                  07/03/86      ADMINISTRATIVE ASST
BROTZMAN, PHILLIP                   02/27/84      FIELD SALES REP
BRUMBAUGH, KAREN                    10/23/89      CUSTOMER SERVICE REP
CAMPBELL, RICHARD                   11/10/97      SR LAB TECHNICIAN
CARSON, MARIA                       02/11/97      REGIONAL SALES MGR
CATANZARO, VINCENT                  09/23/96      TECHNICAL MARKETING
CHIEN, WENCHENG                     06/30/97      PROGRAMMER ANALYST
COLLETT, ELISE                      06/29/76      ORDER ENTRY & INV SP
CORNS, RANDALL                      08/30/99      PROCESS ENGINEERING
COTA, PAMALA                        11/16/00      PURCHASING ASSISTANT
COVERSTONE, GREGORY                 11/21/00      CUSTOMER SERVICE ASS
DAGLEY, JEFFREY                     09/18/00      MANAGER, PRODUCTION
DAVIS, J. DARIN                     01/15/97      INFORMATION SYSTEMS
DECKER, KATHLEEN                    07/01/84      ORDER ENTRY & INV AS
DESZCZ, JOHN                        08/14/00      MANAGER, FINANCIAL R
DICKERSON, PAUL                     02/18/91      BUSINESS DEV ENGINEE
DROTLEFF, ANDREW                    06/28/99      FIELD SALES REP
FELLOWS, BRADFORD                   04/03/00      BUYER/PLANNER
FERGUSON, JANA                      04/12/99      FINANCIAL ASSISTANT
FIESSINGER, JEFFREY                 06/12/95      SHIFT MANAGER
FOSTER, MYRNA                       10/26/92      RESEARCH LAB TECH 2
FUEHRER, GEORGE                     04/01/01      EXECUTIVE
FURBEE, ALISA                       01/05/98      SENIOR RESEARCH LAB
GOMEZ, DEBRA                        05/17/99      BENEFITS ADMINISTRAT
GREEN, LARRY                        09/10/01      DIR-HUMAN RESOURCES
GREER, BARBARA                      04/01/99      COMPLAINT COORDINATO
GUSTAFSON, DAVID                    04/18/95      TECHNICAL SERVICE MA
GUZZETTI, LOUIS                     04/01/01      EXECUTIVE

                                                            Schedule 7(m) cont'd

HACKETT, KAREN                      07/02/90      FINANCIAL ASSISTANT
HAHN, CARL                          02/02/78      COATING TEAM LEADER
HARLEMAN, MARK                      04/20/98      PLANT 2 FINISHING TE
HARTLEY, PATRICIA                   10/17/88      BUYER/PLANNER
HILL, JULIE                         08/22/83      CUSTOMER SERVICE REP
HOOPER, ALLEN                       01/01/02      MANAGER, PRODUCTION
HOWELL, VICKIE                      10/30/78      CUSTOMER SERVICE REP
JAMES, RICHARD                      05/21/73      RESEARCH SCIENTIST
JENKINS, HOPE                       05/01/00      WAREHOUSE CLERK
JONES, BARRY                        04/20/98      FIELD SALES REP
KLENK, RONALD                       04/24/91      SENIOR ENVR, HEALTH,
KUHL, VIRGIL                        12/17/90      TECHNICAL GROUP LEAD
LANDIS, TIMOTHY                     07/06/81      SHIFT MANAGER
LONG, DEANNA                        11/20/89      FINANCIAL ASSISTANT
MAGOTO, CYNDA                       07/02/90      CUSTOMER SERVICE REP
MALONE, SHARON                      03/04/97      MANAGER OF DIST & LO
MANNING, DEBORAH                    10/10/77      BUYER/PLANNER
MATTHEWS, MELODY                    12/16/01      RECEPTIONIST
MCGLAUGHLIN, KAREN                  04/22/85      SENIOR RESEARCH LAB
MCMULLIN, VINCENT                   04/08/85      SR FIELD SALES REP
MCNAIR, KEITH                       08/21/00      FIELD SALES REP
MERRITT, CINDY                      06/05/95      SDC PLANNER
MILLETT, WILLIAM                    01/01/02      MAINTENANCE TECHNICI
MONNIN, DANA                        10/16/78      ADMINISTRATIVE ASST
MUDGETT, MARK                       05/14/01      SENIOR FIELD SALES R
MUDRON, MARK                        05/14/01      SENIOR FIELD SALES R
OTTE, DENISE                        07/16/79      FINANCIAL COORDINATO
PARR, GEORGE                        09/19/88      SENIOR PROJECT ENGIN
PAUL, SHAWN                         06/18/01      FIELD SALES REP
PHILLABAUM, DAVE                    06/24/96      INFO SYSTEMS SPEC
POSTLE, STUART                      01/02/79      PLANT 2 COATING MANA
POUDER, DUANE                       05/20/96      SENIOR PLANNER
RATLIFF, MIRIAM                     01/18/88      MARKETING ASSISTANT
RAWE, ROGER                         08/31/81      FINANCIAL COORDINATO
REED, SANDRA                        12/23/96      DIRECTOR QA/ANALYTIC
RIDER, LEE                          03/06/00      SR. TECH SRVC SPEC
RILEY, BRAD                         03/18/96      DIRECTOR OF BUSINESS
ROSE, BECKY                         11/15/99      RESEARCH LAB TECH I
SCHILLER, PERRY                     04/25/00      VICE PRESIDENT FINAN
SEVER, MELANIE                      12/30/96      FINANCIAL ANALYST
SHAFFER, ROBERT                     06/19/68      SHIFT MANAGER
SHARP, MARY                         08/01/88      SDC/FREIGHT MANAGEME
SHELLHAAS, JOHN                     04/15/85      COMMODITY MANAGER
SMITH, ARTHUR                       10/09/95      VICE PRESIDENT SUPPL
STORMS, WILLIAM                     04/09/91      QUALITY ASSUR MANAGE
SWARTZ, JEFFREY                     11/13/00      SHIFT MANAGER
THORNE, DEBORAH                     03/11/96      CUSTOMER SERVICE REP

                                                            Schedule 7(m) cont'd

UNGER, A. JEAN                      07/01/88      CREDIT & COL ASSISTA
VOILES, JUDITH                      06/06/01      CUSTOMER SERVICE ASS
WAGNER, MARK                        06/25/96      VP INFORMATION & QUA
WARD, BECKY                         12/27/94      PROD REPORTING CLERK
WOLFE, CAROLYN                      07/01/81      MANAGER, TELEPHONE S

BAKER, LORINDA                      09/05/01      BUSINESS ANALYST
LIPTAK, DEBORAH                     05/11/99      CUSTOMER SERVICE SPE
WELLS, BETTY                        08/02/99      PLANT 2 SECRETARY


LIST OF COLLECTIVE BARGAINING AGREEMENTS

See "Reduction-In-Force Agreement with Paper, Allied-Industrial, Chemical & Energy Workers International Union" signed and dated April 13, 2001.

Collective bargaining agreement governing hourly employees is currently being negotiated with Paper, Allied-Industrial, Chemical & Energy Workers International Union.

No further Collective Bargaining Agreements.
LIST OF EMPLOYEE BENEFIT PLANS

               VENDOR                                        BENEFIT
               ------                                        -------
Aetna U.S. Healthcare                        Medical Insurance
Aetna U.S. Healthcare                        Dental Insurance
Liberty Mutual                               Life Insurance
Liberty Mutual                               Accidental, Death & Dismemberment Insurance
Company Administered (self insured)          Short-Term Disability Insurance
Liberty Mutual                               Long-Term Disability Insurance
Company Administered (self insured)          Education Assistance Benefit
Human Affairs International (HAI)
  Magellan Behavioral Health Co.             Employee Assistance Program
Standard Insurance Company                   401(k) Plan

                                                                   Schedule 7(n)

                           ABSENCE OF CERTAIN CHANGES

1. Matters disclosed in pleadings and schedules filed in Sellers' chapter 11 bankruptcy case.

2. Since the commencement of Sellers' chapter 11 bankruptcy case, certain of Sellers' vendors have tightened their credit terms with Sellers.

3. SII was delisted from AMEX effective December 28, 2001, and has filed to terminate registration under the Securities and Exchange Act of 1934.

                                                                   Schedule 7(o)

                                   LIABILITIES

1. Administrative expenses incurred under the Bankruptcy Code solely on account of the Sellers' bankruptcy proceeding.

                                                                   Schedule 7(p)

                                    INSURANCE


     EXPIRATION DATE            INSURANCE TYPE          INSURANCE COVERAGE
     ---------------            --------------          ------------------

         01/30/02             General Liability             $1,000,000


         01/31/02                  Property               $129,254,809

         01/30/02                  Umbrella                $25,000,000


         01/30/02                    Auto                   $1,000,000

 01/01/02 Ext. to 1/30/02           Crime                   $1,000,000

         11/30/02             Worker's Comp. (2)             Statutory

         05/15/02             Foreign Liability             $1,000,000

         04/25/02            Fiduciary Liability            $3,000,000

                            Stop Gap Liability (2)


                            Directors' & Officers'
      8/31/2003 (1)                 (SKK)                  $10,000,000

                                                                                                 RENEWAL
     EXPIRATION DATE                POLICY NUMBER                     CARRIER NAME               STATUS
     ---------------                -------------                     ------------               -------

         01/30/02                 Y660165J6996TIL01        Travelers                         will renew

                                                           Royal & Sunalliance               declined to
         01/31/02                    PTN45-92-78                                             renew

         01/30/02                     BE7402135            National Union Fire Insurance     will renew

                              DRE3331700-D31948 - MASS.         United States Fidelity &
         01/30/02           DRE3331600-D31948 All Others.        Guaranty (Enterprise)       will renew

 01/01/02 Ext. to 1/30/02             473-97-14            A.I.G.                            will renew

         11/30/02                     ACS350567            Royal & Sunalliance               renewed

         05/15/02                    PST223767206          CNA Insurance Companies

         04/25/02                   008FF10318297          Travelers


      8/31/2003 (1)                   169556773            C.N.A. Insurance Companies

                                                            Schedule 7(p) cont'd


         (1) Policy period is from 8/31/00 to 8/31/03; premium of 236,500 was paid upfront in 2000 through the Lynch Corporation.

         (2) Spinnaker's Ohio employees are covered under a State of Ohio program for Worker's Comp. For the approximately 12 sales and executive employees outside Ohio the Company purchases Worker's Comp. Insurance with a maximum annual benefit of $500,000. Beyond the stated limit the Company is self-insured.

                                                                   Schedule 7(q)



                                      TAXES

                                      None.

                                                                   Schedule 7(t)

                   WARRANTY, PRICING AND OTHER ACCOMMODATIONS

                                           2001         2000        1999
                                        ---------------------------------
GROSS SALES                             $  91,348    $105,433    $106,172

TOTAL CREDITS ISSUED                        2,105       2,659       1,925




Total Credits Issued include all credits issued by SCI for warranty, pricing and other accommodations.

                                                                   Schedule 7(u)

                                  REAL PROPERTY

                                      None.

                                                                   Schedule 7(v)

                                   LITIGATION

         A.       SCI LITIGATION

        Caption of Suit and Case                                Court of Agency and
        Number                       Nature of Proceeding       Location                   Status or Disposition
        -------------------------    --------------------       --------------------       ---------------------
        Thomas May v. Spinnaker      Intentional Tort,          Common Pleas Court of      Pending
        Coating                      negligence, punitive       Miami County, Ohio
        Case No. 01-433              damages.

        AmeriComm Direct Marketing   Preference Payment         US Bankruptcy Court,       Not Filed, Verbal Demand
        v. Spinnaker Coating                                    District of Delaware       Received


        Thomas Bricker v.            Intentional Tort,          Common Pleas Court of      Settled-last payment of
        Spinnaker Coating            negligence                 Miami County, Ohio         $125,000.00 due November
        Case No. 00-6                                                                      5, 2001.

        Spinnaker Coating, Inc. v.   Contract claim             United States Bankruptcy   Pending
        Troy Laminating and                                     Court, Southern District
        Coating, Inc., Case No.                                 of Ohio, Dayton Division
        01-3344

         B.       SCMI LITIGATION

        Caption of Suit and Case                                Court of Agency and
        Number                       Nature of Proceeding       Location                   Status or Disposition
        -------------------------    --------------------       --------------------       ---------------------
        Spinnaker Coating Maine v.   Company seeks declaratory   U.S District Court                 Pending
        PACE Local 1-1069            judgment that Maine         District of Maine
        Case No. 01-CV-232-P-H       severance statute is
                                     unconstitutional. Action
                                     also seeks order
                                     enjoining further
                                     prosecution of the action
                                     described immediately
                                     below.


        PACE Local 1-1069 v.         PACE seeks payment of       U.S. District Ct.                  Pending
        Spinnaker Coating-Maine,     amounts allegedly owed      District of Maine
        Inc.                         pursuant to Maine Statute.
        Case No. 01-CV-236-P-H

        Pace Local 1-1069            Unfair labor practice       National Labor                     Pending
        AFL-CIO-CLC . (Spinnaker     charge filed by Spinnaker   Relations Board, Region
        Coating-Maine Inc).          alleging PACE failed to     1
        Case No. 1-CB-9824-1         bargain in good faith
                                     over severance benefits
                                     due after closure of
                                     Maine Plant

                                                                   Schedule 8(b)

                            CONFLICTS/CONSENTS: BUYER

                                      None.